Exhibit 4.4

FORM OF

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

OF

UCI INTERNATIONAL, INC.

This Amended and Restated Stockholders Agreement (this “Agreement”) is entered into as of this [—] day of [—], 2010, by and among (a) UCI International, Inc., a Delaware corporation f/k/a UCI Holdco, Inc. (the “Company”), (b) Carlyle Partners III, L.P., a Delaware limited partnership (“CPIII”), (c) CP III Coinvestment L.P., a Delaware limited partnership (together with CPIII, the “Initial Carlyle Stockholders”), (d) each Management Stockholder that as of the date hereof is a party to the Original Agreement and (e) each other Person who subsequently becomes a party to this Agreement pursuant to the terms hereof. Certain capitalized terms used herein have the meanings ascribed to them in Section 8 hereof.

RECITALS:

WHEREAS, the Company entered into a Stockholders Agreement, dated as of May 25, 2006, with its stockholders as of that date (the “Original Agreement”);

WHEREAS, concurrently with the effectiveness of this Agreement, the Company has registered shares of its common stock pursuant to an effective registration statement as part of an initial public offering of its common stock (the “IPO”);

WHEREAS, in accordance with Section 7(j) of the Original Agreement, the Original Agreement may be amended by resolution of the board of directors of the Company (the “Board”), provided the amendment has been approved by the Initial Carlyle Stockholders; and

WHEREAS, the Board, the Initial Carlyle Stockholders and the Executive Stockholders have approved this amendment and restatement of the Original Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

Section 1. Board Representation.

(a) Each Executive Stockholder and Initial Carlyle Stockholder shall vote all of the Voting Shares over which such Executive Stockholder or such Initial Carlyle Stockholder has voting control and shall take all other necessary or desirable actions within such Executive Stockholder’s or such Initial Carlyle Stockholder’s control (whether in such Executive Stockholder’s or such Initial Carlyle Stockholder’s capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings, and approval of amendments and/or restatements of the

Company’s certificate of incorporation or by-laws) so that (i) the authorized number of directors (the “Directors”) on the Board shall be at least five and no greater than fifteen and (ii) the Directors shall be the persons nominated or designated in accordance with this Section 1. Each of the Directors from time to time authorized to serve on the Board shall be designated for nomination for election by the Initial Carlyle Stockholders.

(b) The Company shall cause the individuals designated in accordance with Section 1(a) to be nominated for election to the Board, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which directors of the Company are to be elected, shall recommend that the stockholders of the Company elect to the Board each such individual nominated for election at such meeting.

(c) Subject to the provisions of the Company’s certificate of incorporation, a Director may be removed from the Board upon the request of the Person or group of Persons that designated such Director, and not otherwise; provided that nothing in this Agreement shall be construed to impair any rights that the Stockholders of the Company may have to remove any Director for cause.

(d) In the event that any Director for any reason ceases to serve as a member of the Board during his term of office, the Person or group of Persons who designated such Director shall have the right to designate for appointment by the remaining Directors of the Company an individual to fill the vacant directorship. Each of the Company, the Carlyle Stockholders and the Chief Executive Officer agrees to take such actions as will result in the appointment as soon as practicable of any individual so designated by each such Person or group of Persons.

(e) At such time as the Carlyle Stockholders cease collectively to own and have the power to dispose of Company Common Stock representing at least forty percent (40%) of the interests in the Company represented by all issued and outstanding shares of Company Common Stock, the Stockholders shall discuss and use commercially reasonable efforts to agree upon, and, subject to Section 10(k), shall amend this Agreement to effect, appropriate amendments to this Section 1 and such other provisions of this Agreement as shall be appropriate, in each case to be consistent with the ownership position of the Carlyle Stockholders at that time.

(f) For so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company, the Carlyle Stockholders and the Executive Stockholders acknowledge and agree that, as of the date of this Agreement, the Company is a “controlled company.” After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the Carlyle Stockholders acknowledge that a sufficient number of their designees will be required to qualify as “independent directors” to ensure that the Board complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect, and shall use commercially reasonable efforts to make their designees consistent with the foregoing.

Section 2. Transfer Restrictions.

Except for (a) Transfers following the day that is one hundred eighty (180) days (or such shorter or longer period as agreed upon by the underwriters and the Company to be appropriate) after the consummation of the IPO and (b) any Permitted Transfer (as defined in Section 4), no Management Stockholder shall Transfer any Securities without the prior written approval of the Company. Each Management Stockholder further agrees that in connection with any Permitted Transfer, such Management Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the securities laws of any state. Any purported Transfer in violation of the provisions of this Section 2 shall be null and void and shall have no force or effect. It shall be a condition to any Permitted Transfer and (unless waived by the Company) any Transfer by any Management Stockholder approved by the Company, that the transferee shall (i) agree to become a Party to this Agreement as a “Management Stockholder,” (ii) execute a signature page in the form attached as Exhibit A hereto acknowledging that such transferee agrees to be bound by the terms hereof and (iii) if such transferee is a natural person and a resident of a state with a community or marital property system, cause such transferee’s spouse to execute a spousal waiver in the form attached as Exhibit B. Notwithstanding anything to the contrary in this Agreement, the Company agrees that any Management Stockholder may pledge or otherwise use Company Common Stock to secure financing from a lender (a “Lender”) in connection with payment of the exercise price with respect to any Company Option or the payment of any withholding or other taxes due in connection with any Security issued under the Equity Incentive Plan or any similar equity-based plan approved by the Board.

Section 3. Leadership Team.

(a) For so long as any Management Stockholder serves as a member of the Leadership Team, such Management Stockholder, together with each of such Management Stockholder’s Permitted Transferees, shall be an “Executive Stockholder” for the purposes of this Agreement and such Management Stockholder shall execute a joinder to this Agreement in the form attached hereto as Exhibit A-3.

(b) At such time as any Management Stockholder ceases to serve as a member of the Leadership Team, such Management Stockholder, together with each of such Management Stockholder’s Permitted Transferees, shall cease to be an “Executive Stockholder” for the purposes of this Agreement and such Management Stockholder shall execute a separation agreement, solely with respect to such Management Stockholder’s and each of such Management Stockholder’s Permitted Transferees’ status as an Executive Stockholder under this Agreement, in the form attached hereto as Exhibit C.

(c) Notwithstanding anything to contrary herein, nothing in this Section 3 shall affect any rights or obligations that any Person may otherwise have as a Management Stockholder and, for the avoidance of doubt, the provisions of Section 1 and Section 10(m) of this Agreement shall not apply to any Management Stockholders other than the Executive Stockholders.

Section 4. Permitted Transfers.

(a) Notwithstanding anything herein to the contrary, the restrictions set forth in the first sentence of Section 2 shall not apply to: (i) any Transfer of Company Common Stock by an Management Stockholder that is a natural person (or a trust or entity of the type described below) (A) by gift to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, or any lineal ancestor or descendant, niece, nephew, adopted child or sibling of him or her or such spouse, niece, nephew or adopted child), (B) to a trust under which the distribution of the Securities may be made only by such Management Stockholder and/or such Management Stockholder’s immediate family or (C) to a partnership or limited liability company for the benefit of the immediate family of such Management Stockholder and the partners or members of which are only such Management Stockholder and such Management Stockholder’s immediate family; (ii) any Transfer of such Securities by an Management Stockholder that is a natural person to the heirs, executors or legatees of such Management Stockholder by operation of law or court order upon the death or incapacity of such Management Stockholder; or (iii) any Transfer of such Securities by an Management Stockholder that is not a natural person to an Affiliate (each of the Transfers referenced in clauses (i), (ii) and (iii) above which is otherwise in accordance with the provisions of this Section 4 is referred to herein as a “Permitted Transfer”). In all such cases the Company shall take all reasonable actions to cooperate with the transferee and promptly effectuate any required exchanges or other arrangements contemplated hereby. The recipient of any Securities pursuant to the foregoing shall be referred to herein as a “Permitted Transferee” and shall be deemed a “Management Stockholder” or an “Executive Stockholder,” as the case may be, for all purposes of this Agreement.

(b) Each Management Stockholder shall give the Company at least twenty (20) days’ prior written notice of any proposed Transfer pursuant to Section 4(a) above and prompt notice of any such actual Transfer.

Section 5. Registration Rights.

(a) At any time, the Carlyle Stockholders may request in writing that the Company effect the registration of all or any part of the Registrable Securities held by the Carlyle Stockholders in an underwritten public offering (a “Registration Request”). The Company will use its best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered by the Carlyle Stockholders in the Registration Request; provided, that (i) managing underwriters’ estimate of the aggregate offering price of the Securities requested to be included in such Registration is at least $25,000,000 and (ii) the Company shall not be required to register Registrable Securities during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that (x) in the case of a Registration Request received by the Company prior to the filing by the Company of such registration, the Company had been in good faith planning to file a registration statement within sixty (60) days of the Company’s receipt of such Registration Request and (y) the Company is actively employing in good faith all reasonable efforts to cause the applicable registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith. Any registration requested by the Carlyle Stockholders pursuant to this Section 5(a) is referred to in this Agreement as a “Demand Registration”. In connection with a Demand Registration, the Company shall have the right to select the underwriters to administer the offering, subject to the reasonable approval of the Carlyle Stockholders.

(b) If the Company at any time proposes to register any shares of Company Common Stock under the Securities Act (including pursuant to a Registration Request), whether or not for sale for its own account (other than pursuant to a Special Registration) and the registration form to be used may also be used for the registration of Registrable Securities owned by the Carlyle Stockholders, the Company shall notify the Carlyle Stockholders at least twenty (20) days prior to the planned effective date of the registration statement in connection therewith. Upon the receipt of a written request of any Carlyle Stockholder made within ten (10) days after such notice (which request shall specify the Registrable Securities intended to be disposed of by such Carlyle Stockholder and the intended method of disposition thereof), the Company will, subject to the other provisions of this Section 5, include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion (a “Piggyback Registration”). Each such request shall also contain an undertaking from the applicable Carlyle Stockholder to provide all such information and material and to take all actions as may be reasonably required by the Company in order to permit the Company to comply with all applicable federal and state securities laws.

(c) Each selling Carlyle Stockholder shall pay all sales commissions or other similar selling charges with respect to Registrable Securities sold by such Carlyle Stockholder pursuant to a Piggyback Registration. The Company shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company in connection with any registration, including, without limitation, a Demand Registration, unless the applicable state securities laws require that stockholders whose securities are being registered pay their pro rata share of such fees, expenses and disbursements, in which case each Carlyle Stockholder participating in the registration shall pay its pro rata share of all such fees, expenses and disbursements based on its pro rata share of the total number of shares being registered.

(d) If a Demand Registration or Piggyback Registration is an underwritten registration, only Registrable Securities which are to be distributed by the underwriters may be included in the registration. If the managing underwriters or, if the Demand Registration or the Piggyback Registration is not an underwritten registration, the Company’s investment bankers, advise the Company that in their opinion the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering or will have a material adverse effect on the price of the Registrable Securities to be sold, the Company will include in such registration or prospectus only such number of Securities that in the reasonable opinion of such underwriters or investment bankers can be sold without adversely affecting the marketability or price of the offering, which securities will be so included in the following order of priority: (i) for registrations pursuant to Section 5(a) or Section 5(b) in connection with Demand Registrations, first, Registrable Securities of the Carlyle Stockholders who have requested registration of their Registrable Securities pursuant to Section 5(a) or Section 5(b), pro rata on the basis of the aggregate number of such Registrable Securities proposed to be registered by such Carlyle Stockholders, second, any Securities proposed to be registered by the Company; and (ii) for registrations pursuant to Section 5(b) (other than in connection with Demand Registrations, which are addressed in clause (i)), first, Securities proposed to be registered by the Company, and second, Registrable Securities of the Carlyle Stockholders who have requested registration of their Registrable Securities pursuant to Section 5(b), pro rata on the basis of the aggregate number of such Registrable Securities proposed to be registered by such Carlyle Stockholders.

(e) Notwithstanding the foregoing, if at any time after giving written notice to the Carlyle Stockholders of its intention to register any shares of Company Common Stock pursuant to Section 5(b) (other than Demand Registrations) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine in accordance with the provisions of this Agreement not to register such securities, the Company may, at its election, give written notice of such determination to each Carlyle Stockholder and thereupon shall be relieved of its obligation to register Registrable Securities as part of such terminated registration (but not from its obligation to pay expenses in connection therewith as provided in Section 5(c) above). Similarly, notwithstanding the foregoing, if at any time after giving written notice to the Company of its Registration Request pursuant to Section 5(a) and prior to the effective date of the registration statement filed in connection with such registration, the applicable Carlyle Stockholders shall determine in accordance with the provisions of this Agreement not to register such securities, the applicable Carlyle Stockholders may, at their election, give written notice of such determination to the Company and thereupon the applicable Carlyle Stockholders and the Company shall be relieved of their respective obligations to register Registrable Securities as part of such terminated registration (but the Company shall not be relieved from its obligation to pay expenses in connection therewith as provided in Section 5(c)). If a registration pursuant to this Section 5 involves an underwritten public offering or a Carlyle Stockholder requests to be included in such registration, such Carlyle Stockholder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to participate in such registration.

(f) Except as part of the applicable registered offering, each Carlyle Stockholder agrees not to sell or offer for public sale or distribution, including pursuant to Rule 144, any of such Carlyle Stockholder’s Registrable Securities within fifteen (15) days prior to or ninety (90) days (or such shorter or longer period as determined by the underwriters and the Company to be appropriate) after the effective date of any registration (other than a Special Registration) with respect to which registration rights are available pursuant to this Section 5.

(g) The procedures to be used by the Company in effecting the registration of any Registrable Securities pursuant to this Section 5 and the rights of any holder of Registrable Securities shall be those customary for demand registrations and piggyback registrations and shall be subject to (i) without limitation of such Carlyle Stockholder’s obligations under Section 5(a) or Section 5(b), the Company’s right to request customary undertakings on the part of the sellers of any Registrable Securities with respect to holdbacks and the furnishing of such information for inclusion in any Registration Statement to be used in connection with such sale as is customarily provided by selling stockholders, and (ii) in connection with any underwritten offering which includes Registrable Securities held by any Carlyle Stockholder to be registered pursuant to this Section 5, the execution by such Carlyle Stockholder of a customary underwriting agreement with the underwriters for such offering.

Section 6. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, each Carlyle Stockholder participating in a registration pursuant to this Agreement, the officers and directors of such Carlyle Stockholder and each Person that controls such Carlyle Stockholder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses, including, without limitation, all reasonable legal fees, incurred in connection therewith, arising out of, based upon or resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing or (iii) any violation or alleged violation by the Company of any federal, state, foreign or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except, in each case, insofar as it is judicially determined that the liability resulted from information furnished in writing to the Company by such Carlyle Stockholder and stated by the Carlyle Stockholder to be used therein or.

(b) Each Carlyle Stockholder participating in a registration pursuant to this Agreement agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person that controls (within the meaning of the Securities Act) the Company against any and all losses, claims, damages, liabilities and expenses, including, without limitation, all reasonable legal fees, incurred in connection therewith, arising out of, based upon or resulting from (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue statement relating to such Carlyle Stockholder is contained in or (as to the matters set forth in such information or affidavit) such omission is omitted from any information or affidavit furnished to the Company in writing by such Carlyle Stockholder and stated to be expressly for use therein; provided, that such Carlyle Stockholder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Carlyle Stockholder of the Registrable Securities sold pursuant to such registration statement.

(c) In connection with an underwritten offering, the Company and each Carlyle Stockholder participating in the related registration will indemnify the underwriter(s), their officers and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided in this Section 6.

(d) Any Person entitled to indemnification under this Section 6 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(f) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Carlyle Stockholder will be obligated to contribute pursuant to this Section 6(f) will be limited to an amount equal to the proceeds to such Carlyle Stockholder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Carlyle Stockholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

Section 7. Termination.

Subject to the ability to terminate specific provisions of this Agreement set forth in Section 10(k), the provisions of Section 1, Section 2, Section 3 and Section 4 of this Agreement, and the respective rights and obligations of the Parties under such sections, shall terminate at such time as the Carlyle Stockholders cease collectively to own and have the power to dispose of Company Common Stock representing at least twenty-five percent (25%) of the interests in the Company represented by all issued and outstanding shares of Company Common Stock. All other provisions of this Agreement shall survive termination of the Agreement under this Section 7.

Section 8. Certain Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract, through the ownership of voting securities, as trustee or executor, or otherwise.

“Carlyle Stockholders” means (a) the Initial Carlyle Stockholders and (b) any Affiliates of the Initial Carlyle Stockholders to which (i) the Initial Carlyle Stockholders or any other Person transfers Company Common Stock or (ii) the Company issues Company Common Stock.

“Company Common Stock” means shares of the Company’s Common Stock, par value $0.01 per share.

“Company Options” means any options, to purchase shares of Company Common Stock pursuant to an option agreement.

“Equity Incentive Plan” means any one or more Equity Incentive Plan of the Company, as adopted on or prior to the date hereof, as such plan may be modified or supplemented from time to time by the Board.

“Management Stockholder” means any Person identified as a “Management Stockholder” on the signature pages to this Agreement or the Original Agreement.

“Party” means any of the parties to this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

“Registrable Securities” means (a) (i) shares of Company Common Stock held by a Stockholder and (ii) shares of Company Common Stock issuable upon exercise of any vested Company Options; and (b) any securities issued or issuable with respect to any of the foregoing (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, unless such securities are acquired and held by a Stockholder who is an affiliate (within the meaning of Rule 144) of the Company, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the

Securities Act, (D) such securities shall have been acquired by the Company, or (E) with respect to any such securities acquired by a Stockholder pursuant to the exemption from the registration requirements of the Securities Act contained in Rule 701 (or any successor provision) thereunder, such securities have not at any time during the last six months been subject to any holdback obligation or other transfer restriction under Section 2.

“Related Individual” means, for any entity or trust, the natural person who initially transferred, assigned or otherwise granted to such entity or trust Securities of the Company.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Securities” means (a) (i) shares of Company Common Stock and (ii) Company Options; and (b) any securities issued or issuable with respect to any of the foregoing (x) upon any conversion or exchange thereof, (y) by way of stock dividend or other distribution, stock split or reverse stock split or (z) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization.

“Special Registration” means the registration of Securities and/or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

“Stockholders” means the Carlyle Stockholders and the Management Stockholders.

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, by operation of law or otherwise, or other encumbrance or disposition.

“Voting Shares” means shares of Company Common Stock.

Section 9. Effectiveness. This Agreement shall become effective upon the effectiveness of the registration statement relating to the IPO and shall be null and void with no force and effect if the IPO is not consummated within 60 days thereafter.

Section 10. Miscellaneous.

(a) Legends. Each certificate representing the securities issued by the Company and held by a Stockholder shall bear the following legends; provided, that the legend set forth below will be removed promptly from the certificates evidencing any securities which cease to be Registrable Securities in accordance with the definition of such term herein, or would cease to be Registrable Securities upon delivery of unlegended certificates by the Company:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDERS, DATED AS OF [—], 2010. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee and shall also apply to any securities acquired by a Stockholder after the date hereof.

(c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

(d) Specific Performance; Submission to Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in federal and state courts located in Wilmington, Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of the federal and state courts located in Wilmington, Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts located in Wilmington, Delaware, and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 10(f). Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10(f) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(e) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement. The words “this Agreement”, “herein”, “hereunder”, “hereof”, “hereby”, or other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. Unless the context requires otherwise, pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices).

(i) If to any Carlyle Stockholder, addressed to such Carlyle Stockholder, c/o The Carlyle Group, at:

1001 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Ian Fujiyama

Facsimile: (202) 347-9250

With a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington DC 20004-1304

Attention: Rachel Sheridan, Esq.

Facsimile: (202) 637-2201

(ii) If to any Management Stockholder, to the address set forth on such Management Stockholder’s signature page hereto.

With a copy to:

UCI International, Inc.

14601 Highway 41 North

Evansville, Indiana 47725

Attention: General Counsel

Facsimile: (618) 456-2260

(iii) If to the Company:

UCI International, Inc.

14601 Highway 41 North

Evansville, Indiana 47725

Attention: General Counsel

Facsimile: (618) 456-2260

With a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington DC 20004-1304

Attention: Rachel Sheridan, Esq.

Facsimile: (202) 637-2201

And a copy to:

c/o The Carlyle Group

1001 Pennsylvania Avenue, N.W.

Washington, DC 20004

Attention: Ian Fujiyama

Facsimile: (202) 347-9250

(g) Recapitalization, Exchange, Etc. Affecting the Company’s Capital Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Securities and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Securities, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. Any facsimile copies hereof or signature thereon shall, for all purposes, be deemed originals.

(i) Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(k) Amendment. The provisions of each Section of this Agreement (including any defined terms to the extent such defined terms are used in any Section) may be amended or terminated and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only as follows:

(i) with respect to any amendments, terminations or waivers relating to the provisions of Section 1, Section 3, or Section 10(m), by the written consent of the Company (approved by the Board), the Carlyle Stockholders and the Executive Stockholders holding a majority of the Securities held by the Executive Stockholders;

(ii) with respect to any other amendments, terminations or waivers, by the written consent of the Company (approved by the Board) and the Carlyle Stockholders.

Any amendment, termination or waiver effected in accordance with this Section 10(k) shall be binding upon the Company, the Carlyle Stockholders and their successors and assigns and the Management Stockholders and their successors and assigns. At any time hereafter, additional Stockholders may be made Parties hereto by (x) executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto and (y) if such Stockholder is a resident of a state with a community or marital property system, by causing the spouse of such Stockholder to execute a spousal waiver in the form attached as Exhibit B.

(l) Entire Agreement. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement of the Parties with respect to the subject matter hereof.

(m) Appointment of Proxy. Each Executive Stockholder hereby appoints Carlyle Partners III, L.P. as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Executive Stockholder’s Voting Shares for the election and removal of Directors and for all other matters provided for in Section 1 (other than Sections 1(e) and 1(f)). The proxies and powers granted pursuant to this Section 10(m) are coupled with an interest and are given to secure the performance of this Agreement. Such proxies and powers are irrevocable and binding upon the Executive Stockholders and the successors, assigns, representatives and executors thereof until the termination of this Agreement and shall revoke any and all prior proxies granted by the Executive Stockholder with respect to such Executive Stockholder’s Voting Shares.

[remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

UCI INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

CARLYLE PARTNERS III, L.P.

By:	TC Group III, L.P., its general partner

By:	TC Group III, L.L.C, its general partner

By:	TC Group Investment Holdings, L.P. its managing member

By:	TCG Holdings II, L.P., its general partner

By:	DBD Investors V, L.L.C., its general partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

CP III COINVESTMENT, L.P.

By:	TC Group III, L.P., its general partner

By:	TC Group III, L.L.C, its general partner

By:	TC Group Investment Holdings, L.P. its managing member

By:	TCG Holdings II, L.P., its general partner

By:	DBD Investors V, L.L.C., its general partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

EXHIBIT A-1

SIGNATURE PAGE

TO

STOCKHOLDERS AGREEMENT

By execution of this signature page,                                          hereby agrees to become a Party to, to become a Management Stockholder under, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of                             , by and among UCI International, Inc., a Delaware corporation, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment, L.P., a Delaware limited partnership and certain other Parties named therein, as amended from time to time thereafter.

Signature:

Address:

Facsimile:

[Signature Page to Stockholders Agreement]

EXHIBIT A-2

SIGNATURE PAGE

TO

STOCKHOLDERS AGREEMENT — TRUST

By execution of this signature page,                                          hereby agrees to become a Party to, to become a Management Stockholder under, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of                             , by and among UCI International, Inc., a Delaware corporation, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment, L.P., a Delaware limited partnership and certain other Parties named therein, as amended from time to time thereafter.

Signature:

Name of Trustee:

Address of Trust:

Facsimile:

Accepted and Agreed by:

Signature of Related Individual:

Name:

[Signature Page to Stockholders Agreement]

EXHIBIT A-3

SIGNATURE PAGE

TO

STOCKHOLDERS AGREEMENT

By execution of this signature page,                                          hereby agrees to become a Party to, to become an Executive Stockholder under, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of                             , by and among UCI International, Inc., a Delaware corporation, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment L.P., a Delaware limited partnership and certain other Parties named therein, as amended from time to time thereafter.

Signature:

Address:

Facsimile:

[Signature Page to Stockholders Agreement]

EXHIBIT B

SPOUSAL WAIVER

I, [INSERT NAME] hereby waive and release any and all equitable or legal claims and rights, actual, inchoate or contingent, which I may acquire with respect to the disposition, voting or control of the Securities subject to the Stockholders Agreement, dated as of                                         ,                 , among UCI International, Inc. and its stockholders, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such Securities.

Name:

[Spousal Waiver]

EXHIBIT C

SEPARATION OF EXECUTIVE STOCKHOLDER

Dated:

UCI International, Inc., a Delaware corporation (the “Company”) and the undersigned individual hereby agree that, as of the date written above, the undersigned has ceased to serve as a member of the Leadership Team, as defined in the Stockholders Agreement, dated as of                             , by and among the Company, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment L.P., a Delaware limited partnership and certain other Parties named therein, as amended from time to time thereafter (the “Stockholders Agreement”). The undersigned individual hereby agrees to remain a Party to, to remain a Management Stockholder under, and to be continue to bound by the obligations of, and to receive the benefits of, the Stockholders Agreement.

Name:

UCI INTERNATIONAL, INC.

By:
Name:
Title:

[Separation Agreement]